Exhibit 99.2

CERTIFICATION OF PERIODIC REPORT

I, Thomas J. Sargeant, Executive Vice President – Chief Financial Officer of AvalonBay Communities, Inc., certify, pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, 18 U.S.C. Section 1350, that, to my knowledge:

(1)	the Annual Report on Form 11-K of the AvalonBay Communities, Inc. 1996 Non-Qualified Employee Stock Purchase Plan (the “Plan”) for the year ended December 31, 2002 (the “Report”) fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (15 U.S.C. 78m or 78o(d)); and

(2)	the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Plan.

Dated: March 28, 2003

/s/ Thomas J. Sargeant Thomas J. Sargeant Executive Vice President – Chief Financial Officer

A signed original of this written statement required by Section 906 has been provided to AvalonBay Communities, Inc. and will be retained by AvalonBay Communities, Inc. and furnished to the Securities and Exchange Commission or its staff upon request.